UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2014

Ring Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-36057	90-0406406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 N. Loraine Street, Suite 1245 Midland, TX 79701
(Address of principal executive offices) (Zip Code)

(432) 682-7464
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Subscription Agreement

On June 18, 2014, Ring Energy, Inc. (the “Company”) closed its offering of 2,000,001 shares of common stock at $15.00 per share for gross proceeds of $30,000,015 (the “Offering”). The Company entered into Subscription Agreements (the “Subscription Agreements”) on June 17, 2014, with a small number of accredited investors (each an “Investor” and collectively, the “Investors”) to sell such shares of common stock of the Company under Section 4(a)(2) and/or Section 4(a)(5) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder (the “Private Placement”).

The Investors are entitled to certain registration rights, subject to certain limitations, with respect to the securities sold pursuant to the Private Placement (the “Registrable Securities”). Pursuant to the Subscription Agreements, on or before the 30th calendar day following the Closing, the Company has agreed to file with the United States Securities and Exchange Commission a registration statement covering all of the Registrable Securities. The Company will bear the expenses incurred in connection with the filing of any such registration statement, including all reasonable expenses incurred in performing its obligations under the Subscription Agreements.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreements, a form of which is filed as Exhibit 10.1 to this Current Report.

Credit Facility Commitment

On June 17, 2014, we entered into a commitment to establish a new senior secured revolving credit facility with SunTrust Robinson Humphrey Inc. as the lead arranger. The new, five-year credit facility is expected to have a maximum borrowing amount of $150,000,000 with an initial conforming borrowing base of $40,000,000, and upon request of the Company, an incremental non-conforming borrowing base of $20,000,000. The credit facility is expected to contain customary affirmative and negative covenants and restrictions typical for a senior secured borrowing base credit facility. Our current credit facility remains in place and will be terminated upon negotiation and execution of the new credit facility.

Item 3.02

Unregistered Sales of Equity Securities

On June 18, 2014, the Company closed its Private Placement. The shares were placed by SunTrust Robinson Humphrey Inc., acting as lead placement agent and Global Hunter Securities LLC, acting as co-placement agent in the transaction. These shares were issued without registration under the Securities Act of 1933, as amended, by reason of the exemption from registration afforded by the provisions of Section 4(a)(5) and/or Section 4(a)(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Each of the Investors in the Offering was an accredited investor as defined in Regulation D. Each Investor delivered appropriate investment representations with respect to these sales and consented to the imposition of restrictive legends upon the stock certificates representing the shares of common stock. Each Investor was afforded the opportunity to ask questions of our management and to receive answers concerning the Company and terms and conditions of the Private Placement. The shares of common stock of the Company sold in the Offering have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States unless registered or exempt from registration requirements.

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” regarding the Private Placement is incorporated herein by reference.

Item 8.01

Other Events

The Company issued a press release on June 17, 2014, announcing the Private Placement and credit facility. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits

10.1

Form of Subscription Agreement

99.1

Press Release dated June 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ring Energy, Inc.

Date: June 20, 2014

By /s/ William R. Broaddrick

William R. Broaddrick

Chief Financial Officer

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